SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 12, 2002

        MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri (Address of Principal Executive Offices)	63017 (Zip Code)

(636) 733-1600 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS

         On February 12, 2002, Maverick Tube Corporation (the "Registrant") entered into a definitive stock purchase agreement (the "Stock Purchase Agreement") pursuant to which the Registrant shall purchase all of the common stock of Precision Tube Holding Corporation in exchange for $55 million in cash and 200,000 shares of the Registrant's common stock. The cash consideration is subject to adjustment for changes in working capital. The Stock Purchase Agreement and the text of a press release issued by the Registrant in connection with such acquisition is attached to this Form 8-K as Exhibits 2.1 and 99.1, respectively.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (c)     Exhibits

Exhibit No.	Description

*2.1	Stock Purchase Agreement dated as of February 12, 2002 by and among Maverick Tube Corporation, Precision Tube Holding Corporation and the shareholders of Precision Tube Holding Corporation.

99.1	Text of Press Release dated February 12, 2002 issued by Maverick Tube Corporation.

*    Schedules and similar attachments are omitted in accordance with Item 601(b)(2) of Regulation S-K and a brief description of such omitted Schedules and similar attachments is included herein. The Registrant undertakes to supplementally provide the Securities and Exchange Commission with a copy of any such omitted Schedules or similar attachments upon request.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 14, 2002

MAVERICK TUBE CORPORATION

By: /s/ Pamela G. Boone Pamela G. Boone Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*2.1	Stock Purchase Agreement dated as of February 12, 2002 by and among Maverick Tube Corporation, Precision Tube Holding Corporation and the shareholders of Precision Tube Holding Corporation.

99.1	Text of Press Release dated February 12, 2002 issued by Maverick Tube Corporation.

*    Schedules and similar attachments are omitted in accordance with Item 601(b)(2) of Regulation S-K and a brief description of such omitted Schedules and similar attachments is included herein. The Registrant undertakes to supplementally provide the Securities and Exchange Commission with a copy of any such omitted Schedules or similar attachments upon request.